# Service Agreement

**This Agreement ("Agreement") is made and entered in Tel Aviv this 22 day of October, 2014 by and between Medical Research Infrastructure Development and Health Services Fund by the Chaim Sheba Medical Center**, a non profit organization incorporated under the Laws of the State of Israel, represented by its authorized representative Sheba Medical Center (**"the Fund"**)

A private company duly incorporated under the laws of the State of Israel having its registered office at Jaffa Shaeri Niknur 14, represented by its authorized representative **One World Cannabis .LTD ("Client")**

**Whereas:** Client wishes that the Fund shall provide it with the Services, as defined bellow, **AND**

**Whereas:** The Fund agrees to provide Client with the Services subject and according to the terms and conditions set forth in this Agreement;

**Now, therefore, the parties declare and agree as follows:**

1. **THE PREAMBLE**

1.1. The Preamble to this Agreement as well as all the Agreement's appendices constitute an integral part thereof.

1.2. The descriptive headings of this Agreement are inserted for convenience only and shall not be considered a part of or affect the interpretation of this Agreement.

2. **DEFINITIONS**

In addition to terms defined elsewhere in this Agreement or its appendices, the following terms shall have the meaning ascribed to them hereinafter:

2.1. **"the Services – Research services and laboratory for the Myeloma Research.**

2.2. **"Sheba"** – the Chaim Sheba Medical Center

2.3. **"the Site"** – the premises, laboratories, facilities of the Sheba Medical Center, where the Services shall be carried out as follows: Multiple Mialoma Research Lab.

2.4. **"Client's Personnel"** – the employees and/or officers and/or agents and/or representatives and/or contractors of Client involved in the performance of the Services.

2.5. **"Client's Personnel's work"** – the part of the Services to be carried out by Client's Personnel as follows: Medical cannabis supply for and by the research protocol.

2.6. **"Confidential Information"** – any information, weather verbal, written or electronic, obtained by one Party (**"the receiving Party"**) from the other party (**"the Disclosing Party"**) with respect to the performance and/or provision of the Services, provided that such information is defined, in writing, as "Confidential" by the Disclosing Party.

3. **<u>The Services, Duration</u>**

3.1. The Fund shall provide Client with the Services according and subject to the terms and stipulations of this Agreement. The Services shall be carried out at the Site.

3.2. The Services shall be carried out during a period of time that approved on the medical protocol and the realizations from the milestones.

3.3. This Agreement will remain in effect until completion of the Services and completion of the obligations of the Parties under this Agreement, or earlier termination in accordance with this Agreement. The Client may terminate this Agreement immediately upon notice in writing to the Fund.

3.4. The Services shall be provided by the employees and/or agents and/or representatives and/or contractors designated for this purpose by the Fund, according to the Fund's sole discretion.

3.5. The Services shall be provided according to Sheba's and/or the Fund's internal guidelines and/or rules and/or directives relating to the Services and/or to the work performed at the Site and/or to the facilities and/or accessories and/or devises located at the Site.

3.6. Client hereby declares and covenants it has attained and holds all permits, authorizations, approvals, confirmations and any other documents required by the applicable laws and regulations for the performance of the Services.

3.7. Client shall provide the Fund with the following materials and/or drugs and/or accessories and/or appliances as may be required for the provision of the Services:

Medical cannabis by the medical protocol.

4. **<u>Client's Personnel</u>**:

Should Client request that its personnel be involved in the performance of the Services at the Site, in any manner, then the following provisions shall be applied:

4.1. Client's Personnel shall be skilful, prudent, professionals and experienced in the field of the Services and shall hold any license and be qualified and authorized

to perform such Services in accordance with the requirements of the applicable laws, regulations and guidelines.

4.2. Client's Personnel's Work shall be performed in strict accordance with Sheba's and/or the Fund's internal guidelines and/or rules and/or directives relating to the Services and/or to the work performed at the Site and/or to the facilities or accessories or devises located at the Site.

4.3. Without derogating from anything to the contrary in this Agreement, Client's Personnel shall obey all administrative instructions of the Site's manager or any other person designated by the Fund for such purpose (**"Site's Supervisor"**). Site Supervisor shall determine the exact dates and hours during which the Services, including Client's Personnel's Work, shall be performed at the site.

4.4. Clients Personnel shall be deemed independent contactors and shall not be considered a partner, agent, employee or representative of the Fund.

5. **Consideration**:

In return for the provision of the Services, Client shall remunerate the Fund as specified in the payment schedule attached to this Agreement as **Schedule A** and constituting an integral part thereof.

6. **Liability, Indemnification and Insurance**:

6.1. Client hereby declares and covenants that it has all powers, rights and title required to enter into this Agreement and that there is no legal or contractual impediment which prevent it from entering into this Agreement.

6.2. Client shall bear sole and full responsibility for the provision and/or performance of the Services and for any act, omission or willful misconduct of Client's Personnel.

6.3. Client shall bear sole responsibility for any damage whatsoever caused, for any reason whatsoever, to any of Client's Personnel in Sheba's premises including the Site.

6.4. Client shall indemnify and hold harmless the Fund, Sheba, and their employees, representatives and agents (herein: **"the Indemnities"**), from and against any loss, damage, liability and expense (including legal costs), claims and proceedings arising out of or resulting from the provision and/or performance of the Services and/or from the acts, omissions or willful misconduct of Client's Personnel.

6.5. Without derogating from its above liabilities, Client shall maintain proper insurance policies which shall cover Client's liabilities and responsibilities under clauses 6.1 – 6.3 above.

7. **Confidentiality**:

The Receiving Party shall not, directly or indirectly, disclose, transfer, copy, reveal, the Confidential Information to any third party, both during the term of this Agreement and for a period of 5 years following its term or termination. The Confidential Information shall not be used for any purpose other than as may be required for the performance of this agreement. This restriction shall not apply on Confidential Information to the extent:

7.1.1. Its disclosure is required by Law and/or court order and/or any national regulatory authority requests.

7.1.2. It is, or becomes, public domain through no act or omission of the Receiving Party or anyone on its behalf.

7.1.3. It was lawfully obtained by the Receiving Party from another source, as can be evidenced by written records, and in any case, without a breach of any obligations of confidentiality set herein.

8. <u>**Law and Venue**</u>:

Any dispute between the Parties to this Agreement, including its breach and/or its implementation and/or its termination, shall be decided exclusively by the competent court of law in Tel-Aviv, Israel which shall have exclusive jurisdiction and the law that shall apply in such case shall be the statutes and laws of the State of Israel.

9. <u>**Miscellaneous**</u>:

9.1. **Non-employment.** For the purpose of this Agreement, both Parties shall be deemed an independent contractor and shall not be considered a partner, agent, employee or representative of the other Party.

9.2. **Notices.** Except as otherwise provided in this Agreement, all notices permitted or required by this Agreement shall be in writing and shall be deemed to have been duly served (i) upon personal delivery (ii) upon facsimile transmission (receipt of which has been orally confirmed by the recipient) or (iii) Seven (7) business days after deposit, postage prepaid, return receipt requested, if sent by Registered Mail and addressed to the address of the parties first above stated or in accordance with such other address information as the party to receive notice may provide in writing to the other party in accordance with the above notice provisions. Any notice given by any other method will be deemed to have been duly served upon receipt thereof.

9.3. **Waivers.** No course of dealing in respect of, nor any omission or delay in the exercise of, any right, power, or privilege by either party shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further or other exercise thereof or of any other, as each such right, power, or privilege may be exercised either independently or concurrently with others and as often and in such order as each party may deem expedient.

9.4. **Entire Agreement; Amendments.** This Agreement, including, without limitation, its schedules, contains the entire agreement of the parties with respect to its subject matter. No oral or prior written statements or representations not incorporated herein shall have any force or effect, nor shall any part of this Agreement be amended, supplemented, waived or otherwise modified except in writing, signed by both parties.

**IN WITNESS WHEREOF**, the parties hereto have caused this Agreement to be duly executed and each of the undersigned hereby warrants and represents that he or she has been and is, on the date of this Agreement, duly authorized by all necessary and appropriate action to execute this Agreement.

וואן וורלד קנאביס בע"מ
ח.פ. 515107605

וואן וורלד קנאביס בע"מ
ח.פ. 515107605

Client By

Prof. SHLOMO NOY MD, Ph.D
V.P. Research & Development
Sheba Medical Center
Tel Hashomer - ISRAEL

The Fund

25.11.14

MEDICAL RESEARCH AND DEVELOPMENT
FOR HEALTH SERVICES BRANCH
THE CHAIM SHEBA MEDICAL CENTER

C:\Users\bikoret\AppData\Local\Microsoft\Windows\Temporary Internet Files\Content.Outlook\UHLI0NAJ\חוות מיאלומה תל השומר.doc

APPENDIX A – PROTOCOL

Research proposal-

Development of APPENDIX A – PROTOCOL

Research proposal-

## Evaluation of THC 2% CBD 20%; THC 10% CBD 10% and THC 20% CBD 2% as novel drugs for multiple myeloma treatment.

Multiple myeloma (MM) accounts for 10% of all hematologic malignancies. It is the second most common hematologic cancer and represents 1% of all cancer diagnoses and 2% of all cancer deaths [1]. MM is the malignant disease which most frequently leads to bone lesions. Approximately 80% of myeloma patients develop osteoporosis, lytic bone lesions or fractures during the course of the disease. Of these patients 43% suffer pathological fractures most often of the vertebrae followed by fractures of the long bones [2].

MM treatments utilizing alkylating agents, corticosteroids, proteasome inhibitors, and immunomodulatory drugs have resulted in significant survival benefits, however relapse is inevitable and the disease remains incurable with a median survival of 5 years [3, 4]. Hence, the pursuit of novel therapeutic anti-MM agents is critically important.

Cannabinoids have been shown to inhibit the growth and induce apoptosis of a broad spectrum of tumour cells [5]. So far, two cannabinoid-specific receptors, $CB_1$ and $CB_2$, have been characterized from mammalian tissues [6]. They have been shown to possess anti-proliferative and anti-angiogenic effects in vitro as well as in vivo in different cancer models. Both cannabinoid systems are unambiguously osteo-protective, especially with regard to the aging skeleton. CB2 is expressed in osteoblasts and osteoclasts, stimulates bone formation, and inhibits bone resorption. Recently has been discovered that CB2 receptor is highly expressed in MM cell lines [7]. Moreover, cannabidiol (CBD) by itself or in synergy with bortezomib, strongly inhibited growth, arrested cell cycle progression and induced MM cells death by regulating the ERK, AKT and NF-KB pathways [8].

Our research aims are:

1. *To study the effect of CBD, THC as compare to their combinations (THC 2% CBD 20%, THC 10% CBD 10%, THC 20% CBD 2%) on the viability of different multiple myeloma cell lines and primary cells isolated from bone marrow of myeloma patients in the presence and absence of bone marrow stroma cells.* Several MM cell lines will be plated at 2 x$10^4$ cells per well in 96-wells and treated with different concentrations of CBD, THC; THC 2% CBD 20%; THC 10% CBD 10% and THC 20% CBD 2%. For patient samples, bone marrow aspirates from MM patients will be collected, and mononuclear cells will be separated by Ficoll density gradient centrifugation and myeloma cells selected using CD138 microbeads (Miltenyi Biotec). Purified $CD138^+$ patient cells will be plated at a density of 2x$10^4$ cells per well and treated for 48 h with different concentrations of CBD, THC; THC 2% CBD 20%; THC 10% CBD 10% and THC 20% CBD 2%. Peripheral blood samples from MM patients and healthy donors will be processed by Ficoll density gradient centrifugation to isolate peripheral blood mononuclear cells (PBMCs). PBMCs will be plated at 2x$10^4$ cells per well and exposure to different concentrations of CBD, THC; THC 2% CBD 20%; THC 10% CBD 10% and THC 20% CBD 2% for 48h. Cell viability will be measured using XTT cell proliferation Kit (Biological Industries) according to manufacture instructions. For co-culture assays MM cells will be stained with CFSE, culture in the presence of HS-5 human stroma cell line, treated with the drugs and their viability evaluated by counterstained with PI and evaluating cell viability by flow cytometer analysis.

2. *To evaluate the anti-MM activity induced by the combination of CBD, THC; THC 2% CBD 20%; THC 10% CBD 10% and THC 20% CBD 2% with other MM chemotherapeutic drugs in vitro.* Combinations of novel and/or conventional anti-MM agents can achieve higher clinical response rates than single agent(s). In addition, many patients experience significant dose-limiting side effects requiring dose reductions or cessation of therapy. Therefore, the response of MM cells to CBD, THC; THC 2% CBD 20%; THC 10% CBD 10% and THC 20% CBD 2% in combination with currently in use anti-MM agents (bortezomib (BTZ), lenalidomide (LEN), dexamethasone (DEX), melphalan (MEL) and doxorubicin (DOXO) will be evaluated. The anti-MM activity of combined treatment will be analyzed by XTT assays, and the presence of synergistic cytotoxic effects will be evaluated using the Chou–Talalay method based on the median-effect equation and the classic isobologram equation and compusyn computer software.

3. *To study the mode of action of cannabis as an anti-myeloma agent.* The effect of cannabis on MM cell lines will be evaluated on: apoptosis, cell cycle, mitochondrial trans membrane potential, ROS production, and cell signaling.

***Apoptosis analysis.*** MM cells will be treated with different concentrations of CBD, THC; THC 2% CBD 20%; THC 10% CBD 10% and THC 20% CBD 2% during 0, 24 and 48 h. For evaluation of apoptosis, cells will be processed using an Annexin V/propidium iodide (PI) kit (Becton Dickinson Biosciences) according to manufacture instructions.

***Cell-cycle analysis.*** MM cells will be exposed to different concentrations of CBD, THC; THC 2% CBD 20%; THC 10% CBD 10% and THC 20% CBD 2% for different intervals of time, permeabilized by 70% ethanol at -20 ºC overnight and incubated with 50 μg/ml PI and 20 units/ml RNase-A (Roche Diagnostics). DNA content will be analyzed by flow cytometry. Data will be collected using FACSCalibur (Becton Dickinson) and analyzed with the CellQuest software.

***Cell signaling:*** MM cell lines will be plated in RPMI 1640 with 10% FBS, penicillin, and streptomycin. CBD, THC; THC 2% CBD 20%; THC 10% CBD 10% and THC 20% CBD 2% will be added for 0, 30 minutes, 2, 6, 24 and 48 h. Cells will be lysed in RIPA–lysis buffer containing 10mM sodium pyrophosphate, 2mM sodium orthovanadate, 5mM sodium fluoride, 5 g/mL aprotinin, 5 g/mL leupeptin, and 1mM phenylmethylsulfonyl fluoride. Proteins will be separated by sodium dodecyl sulfate-polyacrylamide gel electrophoresis, transferred onto nitrocellulose membranes and immunoblotted with cell signaling antibodies. Immunoreactive bands will be detected by Western Blot chemiluminescence reagents (Thermo Scientific) and exposed on Kodak-XAR film.

***Mitochondrial transmembrane potential.*** Mitochondrial transmembrane potential (Dwm) will be evaluated by 5,5',6,6'-tetrachloro-1,1',3,3'-tetraehylbenzimidazolylcarbocyanineiodide (JC-1) staining. Briefly, 2 x 104 cells will be treated with of CBD, THC; THC 2% CBD 20%; THC 10% CBD 10% and THC 20% CBD 2% for different times and then incubated for 10 min at room temperature with 10 μg/ml of JC-1. JC-1 will be excited by an argon laser (488 nm), and the green (530 nm)/red (570 nm) emission fluorescence will be collected simultaneously. Carbonyl cyanide chlorophenylhydrazone protonophore, a mitochondrial uncoupler that collapses (Dwm), will be used as a positive control. Samples will be analyzed using a FACScan cytofluorimeter with CellQuest software.

***ROS production.*** The fluorescent probe dichlorodihydrofluorescein diacetate (DCFDA) will be used to assess oxidative stress levels. Briefly, 2 x 104 cells treated with the appropriate compounds will be incubated with 20 μM DCFDA (Life Technologies Italia, Italy) 20 min prior to the harvest time point. The cells will then be washed, and the intensity of the fluorescence will be assayed using flow cytometry and CellQuest software.

4. *To study the effect of cannabis on bone homeostasis.* The crosstalk among the MM cells, osteoblasts (OBs) and osteoclasts (OCs) results in bone destruction [9-12]. To study the effect of cannabis on OB function, MC3T3-E1 pre-osteoblastic cells (ATCC) and bone marrow-derived stromal cells will be cultured in osteoblastic differentiation media, with or without MM cells, in the presence of different concentrations of CBD, THC; THC 2% CBD 20%; THC 10% CBD 10% and THC 20% CBD 2% for different periods of time. At the end of the culture period, cells will be evaluated for OB differentiation. To evaluate the effect of cannabis on OC function, mononuclear cells from MM patients will be differentiated to osteoclasts and treated with cannabis and their activity evaluated in the presence and absence of stroma cells.

5. *To examine anti-tumor efficacy of cannabis in murine xenograft MM model.*

SCID mice (6-8 week old) will be maintained in accordance with Institutional Animal Care Use Committee guidelines. Mice will be gamma-irradiated (150 rads) using Cs137 γ-irradiator source and (24 hrs post-irradiation) injected subcutaneously with MM cells ($7x10^6$/mouse) suspended in PBS. 2-3 weeks later, when palpable tumors will develop, mice will be randomized into different groups (15 mice/group), and the following treatment protocol will be implemented: Group 1a-b*: vehicle control administered ip, every day, 5 days a week throughout the duration of the experiment; Group 2-4 a-b*: the best combination of THC 2% CBD 20%, CBD 10% THC 10% or THC 20% CBD 2% according to in vitro results at different doses (1, 10 and 20 mg/kg) administered ip, every day, 5 days a week throughout the duration of experiment; Group 5-6 a-b*: THC and CBD at 20 mg/kg administered ip, every day, 5 days a week throughout the duration of experiment; *Subgroup a: mice treated during 3 weeks (n=5) and tumor removed and analyzed *Subgroup b: mice treated until the end of the experiment (n=15). Evaluation of efficacy will include inhibition of tumor growth, survival, bood tests, animals' vital signs and gross pathology. Tumor size will be measured by caliper. Caliper measurements of the longest perpendicular tumor diameters will be performed every other day to estimate tumor volume.

**Resources**

The study will be carried out in the Multiple Myeloma Research laboratory in the Hematology division and Cancer research center at Sheba Medical Center, which is composed of a highly diverse yet interactive collaborative team of molecular biologist, immunologists, cell biologists and clinicians.

This laboratory is administratively and scientifically under the direction of Dr Merav Leiba. All the assays proposed above are currently operational in our laboratory, and I have ample resources to complete the proposed studies.

Dr. Merav Leiba, Head of Multiple Myeloma outpatient clinic, is a specialist in Internal Medicine and Hematology, has done her post-doc as research fellow(2006-2008) in Dana Farber Cancer Institute in the Jerome Lipper MM Center in Prof. Kenneth Anderson's Lab, and has participated in numerous clinical and investigational studies aimed at developing novel drugs for MM.

The MM research lab has a 1950 square feet space, and is part of a larger laboratory located in the "Cancer Research Center" at Sheba Medical Center. These laboratories are fully equipped with centrifuges, refrigerators, incubators, microscopes, chemical hoods, laminar air hoods and shared flow cytometry. A gamma counter, developer, dark rooms, and cold rooms are available on the same floor. In addition, our laboratory has a designated space and operation room in the animal research facility, which provides researchers with excellent training and technical services to assure completion of the proposed animal studies.

References:

1. Avet-Loiseau H, Attal M, Moreau P, Charbonnel C, Garban F, Hulin C, Leyvraz S, Michallet M, Yakoub-Agha I, Garderet L et al: Genetic abnormalities and survival in multiple myeloma: the experience of the Intergroupe Francophone du Myelome. Blood 2007, 109(8):3489-3495.

2. Melton LJ, Kyle RA, Achenbach SJ et al (2005) Fracture risk with multiple myeloma: a population-based study. J Bone Miner Res 20:487–493

3. Kumar SK, Rajkumar SV, Dispenzieri A, Lacy MQ, Hayman SR, Buadi FK, Zeldenrust SR, Dingli D, Russell SJ, Lust JA et al: Improved survival in multiple myeloma and the impact of novel therapies. Blood 2008, 111(5):2516-2520.

4. Rajkumar SV: Treatment of multiple myeloma. Nature reviews Clinical oncology 2011, 8(8):479-491.

5. **Bandana Chakravarti1,*, Janani Ravi2,* and Ramesh K. Ganju2.** Cannabinoids as therapeutic agents in cancer: current status and future implications **Oncotarget, (2014).Vol. 5, No. 15**

6. **A.C. Howlett, F. Barth, T.I. Bonner, G. Cabral, P. Casellas, W.A. Devane, C.C. Felder, M. Herkenham, K. Mackie, B.R. Martin, R. Mechoulam, R.G. Pertwee International Union of Pharmacology. XXVII. Classification of cannabinoid receptors Pharmacol. Rev., 54 (2002), pp. 161–202.**

7. **CB2 Chemical Agents for Multiple Meyloma (MM) Intervention**. Project collaborators: Xiang-Qun (Sean) Xie (PI, Dept. Pharmaceutical Sciences), D. Roodman (UPMC), Julie Roodman (UPMC), and Jurg Gertsch (University of Bern, Switzerland).

8. Maria Beatrice Morelli1, Massimo Offidani, Francesco Alesiani, Giancarlo Discepoli, Sonia Liberati, Attilio Olivieri,Matteo Santoni, Giorgio Santoni, Pietro Leoni and Massimo Nabissi. The effects of cannabidiol and its synergism with bortezomib in multiple myeloma cell lines. A role for transient receptor potential vanilloid type-2. Int. J. Cancer. (2014) 134, 2534–2546.

9. Esteve FR, Roodman GD: Pathophysiology of myeloma bone disease. Best practice & research Clinical haematology 2007, 20(4):613-624.

10. Giuliani N, Rizzoli V, Roodman GD: Multiple myeloma bone disease: Pathophysiology of osteoblast inhibition. Blood 2006, 108(13):3992-3996.

11. Epstein J, Walker R: Myeloma and bone disease: "the dangerous tango". Clinical advances in hematology & oncology : H&O 2006, 4(4):300-306.

12. Oshima T, Abe M, Asano J, Hara T, Kitazoe K, Sekimoto E, Tanaka Y, Shibata H, Hashimoto T, Ozaki S et al: Myeloma cells suppress bone formation by secreting a soluble Wnt inhibitor, sFRP-2. Blood 2005, 106(9):3160-3165.

| | Quarters | 1 | 2 | 3 | 4 | 5 | 6 | 7 | 8 | 9 | 10 | 11 | 12 | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | ACTIVITIES | | | | | | | | | | | | | |
| 1 | ביסוס ראשוני של הקנביס כבעל תפקיד ציטוטוקסי במילומה בשורות תאים | | | | | | | | | | | | | *103250 . |
| | הגשת הלסינקי | | | | | | | | | | | | | |
| | בחינת פעילות הקנביס בדגימות ממוח עצם של חולי מילומה | | | | | | | | | | | | | 55000 |
| | מנגנון הפעולה של הקנביס בתאי המילומה | | | | | | | | | | | | | 205000 |
| | מנגנון הפעולה של הקנביס בתאי התמיכה ובתאי עצם | | | | | | | | | | | | | 108000 |
| | בניית מודל עצם במילומה | | | | | | | | | | | | | 57750 |
| | ניסוי בחיות ( עכברים במודל מילומה ) | | | | | | | | | | | | | 110000 |
| | **סה"כ** | | | | | | | | | | | | | 639000 |
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תשלום ראשוני עבור המחקר יהיה 103,250
כעבור כחודש תיעשה הערכה ראשונית של עילות
באם יעילות חיובית נמשך במחקר
תיעשנה הערכות יעילות נוספות כל חצי שנה והעבו הכספים תהיה בהתאם לתוצאות חיוביות